Exhibit 99.1

RETIREMENT AGREEMENT

THIS RETIREMENT AGREEMENT (“Agreement”) is entered into by and between HENRI T.  KOPPEN (“Associate”) and INGRAM MICRO INC. (“IMI”), a Delaware corporation, as of November 8, 2007.  In consideration of the mutual promises and agreements contained in this Agreement, intending to be legally bound, Associate and IMI contract and agree as follows:

1.
Resignation.  Associate agrees that he hereby resigns as an officer of IMI and all affiliated entities effective as of November 30, 2007, and agrees to continue to serve thereafter as an employee of IMI until March 7, 2008 (“Effective Date”), at which date Associate shall retire from IMI’s employment.  Associate agrees that after March 7, 2008, Associate shall no longer be an employee or agent of IMI or any entity affiliated with IMI and shall have no authority to bind IMI or any such affiliate.

2.
Work Schedule and Compensation.  Associate shall continue to serve as a regular employee of IMI through the Effective Date, reporting to Alain Monié, IMI’s President & COO.  Associate shall continue to work out of IMI’s Brussels, Belgium offices on a full time basis through January 18, 2008. IMI and Associate hereby agree that the assignment to Brussels, Belgium as set forth in the letter dated March 23, 2004 shall terminate on January 18, 2008 by mutual consent, as per Exhibit D.   After January 18, 2008, through the Effective Date, Associate shall provide as needed advisory and transitional consulting services to Jay Forbes, IMI’s Executive Vice President and President Ingram Micro EMEA.

3.
Health and Welfare Benefits.  Associate and enrolled dependents will enjoy continuation of the IMI-sponsored health and welfare benefits of life and disability insurance, medical insurance, dental insurance and vision insurance for the Associate and enrolled dependents through the Effective Date.

4.
401(k) Plan and Supplemental Plan:  Associate’s participation in the Ingram Micro 401(k) Investment Savings Plan and the Ingram Micro Supplemental Investment Savings Plan will end on the Effective Date.

5.
Deferred Award Under 2001 Executive Retention Plan.  On November 6, 2007, IMI  amended its 2001 Executive Retention Plan, effective that same date, as set forth in the amendment attached hereto as Exhibit “A” and IMI and Associate amended Associate’s 2001 Executive Retention Plan Award Payment Deferral Confirmation, as set forth in the amendment attached hereto as Exhibit “B.”  Associate’s deferred award under the 2001 Executive Retention Plan, as amended, shall be paid in accordance with the terms of the Associate’s 2001 Executive Retention Plan Award Payment Deferral Confirmation, as amended.

6.
Long-Term Executive Incentive Award Programs (“LTIP Programs”).  Associate shall be entitled to receive his proportionate share, if any, of awards under the 2005 Executive Long-Term Executive Cash Incentive Award Program and the 2006 and 2007 Executive Long-Term Performance Share Programs, pursuant to the terms of those programs, as they may be amended from time-to-time by the Human Resources Committee of the Board of Directors of IMI, at the same time and in the same fashion as the other Participants in the LTIP Programs.  Associate’s award under the 2005 and 2006 LTIP programs, if any, shall be prorated based on the number of full calendar months of participation in each program measurement period through the Effective Date as the numerator, and whose denominator shall be 36.  With respect to the 2007 LTIP, Awards under this program, if any, shall be prorated based on the number of full calendar months of participation during 2007 as the numerator, and whose denominator shall be 12.  Any award(s) paid to Associate under the LTIP Programs shall be paid at the same time and in the same fashion as all other participants in the LTIP Programs are paid.

7.
Bonus Eligible.  Associate will be a participant in the 2007 Annual Executive Incentive Award Program (“Program”) and will be eligible to receive the greater of (i) 100% of his target bonus, or (ii) the actual payment Associate would be entitled to receive under the Program.  Associate acknowledges and agrees that Associate shall not be eligible to participate in the 2008 Annual Executive Incentive Award Program.  In the event of Associate’s death prior to December 31, 2007, Associate’s bonus payment under this Paragraph 4 shall be prorated based on the number of full calendar months Associate worked in 2007 as the numerator and the number 12 as the denominator.  Such bonus payment shall be paid to Associate’s spouse.

8.
Stock Options.  Associate’s stock option awards granted by IMI through the date of this Agreement, if any, will continue to vest as scheduled through the Effective Date, unless Associate voluntarily terminates his employment prior to the Effective Date and any applicable equity vesting date.  Any stock options granted to Associate prior to 2007 which are not vested as of the Effective Date shall terminate and be forfeited as of the Effective Date.  The stock options granted to Associate on January 3, 2007, (with respect to 68,010 shares of IMI’s common stock) shall become exercisable after the Effective Date according to their vesting schedule, but without regard to any requirement that Associate continue to be employed by IMI.  After the Effective Date, subject to any trading blackouts pursuant to IMI’s Securities Trading Guidelines and/or U.S. securities law requirements, Associate shall have the right to exercise each of Associate’s exercisable options until the earlier of the fifth anniversary of the Effective Date  or the original maximum expiration date of the option.

9.
Non-disclosure.  Associate acknowledges Associate’s obligation not to disclose to any third party, including without limitation, any federal, state or local governmental agency and/or tax authority, during or after employment, any trade secrets or proprietary and/or confidential data or records of IMI or its affiliates, or to utilize any such information for private profit.  Each of the parties hereto agrees that such party will not release, publish, announce or otherwise make available to the public in any manner whatsoever any information or announcement regarding this Agreement or the transactions contemplated hereby without the prior written consent of the other party hereto, except as required by law or legal process, including, in the case of IMI, filings with the Securities and Exchange Commission.  The Parties agree not to communicate with, including responding to questions or inquiries presented by, the media, employees or investors of IMI, its affiliates or any third party relating to the terms of this Agreement, without first obtaining the prior written consent of the other party, except as required by law or legal process.  Notwithstanding the foregoing, Associate may make disclosure to Associate’s attorneys and financial advisors of the existence and terms of this Agreement provided that they agree to be bound by the provisions of this Paragraph 6.  Each party agrees not to make statements or take any action to disparage, dissipate or negatively affect the reputation of the other with employees, customers, suppliers, competitors, vendors, stockholders or lenders of IMI, its affiliates or any third party.

10.
Return of Property.  Associate acknowledges Associate’s obligation to promptly return to IMI all property of IMI in Associate’s possession including, without limitation, “Blackberry,” or other PDAs, keys, SECURID card, credit cards, cell phones, pagers, computers, office equipment, documents and files and instruction manuals on or before the Effective Date, or earlier if so requested by IMI.

11.
Rights in Event of Breach.  In the event of Associate's material breach of this Agreement (excluding breach of this Agreement due to death or total disability), in addition to all other rights and remedies to which IMI may be entitled by law or in equity, IMI shall have no obligation to make any further payments hereunder.

12.
Injunctive Relief.  Irreparable harm will be presumed if Associate materially breaches this Agreement and damages may be very difficult to ascertain.  In light of these facts, Associate agrees that any court of competent jurisdiction should immediately enjoin any breach of this Agreement upon the request of IMI, and Associate specifically releases IMI from the requirement of posting any bond in connection with temporary or interlocutory injunctive relief, to the extent permitted by law.  The granting of injunctive relief by any court shall not limit IMI’s right to recover any amounts previously paid to Associate under this Agreement or any damages incurred by it due to a breach of this Agreement by Associate.

13.
Release by Associate.  As of the date of this Agreement, Associate hereby fully, finally and irrevocably discharges IMI and each of its affiliates, and each present, former and future director, officer and employee of IMI and its affiliates and any parent, subsidiary, affiliate or shareholder thereof (the “IMI Released Parties”) from all manner of claims, actions, causes of action or suits, in law or in equity, which Associate has or may have, known or unknown, against the IMI Released Parties, or any of them, by reason of any matter, cause or thing whatsoever, including any action arising from or during Associate’s employment with IMI and any of its affiliates, resulting from or relating to Associate’s employment or the termination thereof, or relating to Associate’s status as an officer, director, employee or participant in any employee benefit plan of IMI or any of its affiliates, excluding any stock option plan and/or LTIP Program, provided, however, that the foregoing:

(a)
is not intended to be, and shall not constitute, a release of any right of Associate to obtain indemnification and reimbursement of expenses from IMI Released Parties or any of its affiliates with respect to claims based upon or arising from alleged or actual acts or omissions of Associate as an officer, director or employee of IMI Released Parties or any of its affiliates to the fullest extent provided by law or in any applicable certificate of incorporation, by law or contract, and

(b)	shall not release IMI Released Parties from liability for violations of this Agreement after the date hereof.

From and after the date hereof, Associate agrees and covenants not to sue, or threaten suit against, or make any claim against, any Ingram Released Party for or alleging any of the claims, actions, causes of action or suits described above.  Associate acknowledges that this release includes, but is not limited to, all claims arising under federal, state, local or foreign laws prohibiting employer discrimination and all claims growing out of any legal restrictions on the rights of IMI or any of its affiliates to terminate its employees.  Associate also specifically waives and releases all claims of employment discrimination and all rights available to Associate under the Age Discrimination in Employment Act (ADEA), as amended, Title VII of the Civil Rights Act of 1964, as amended, or any other Federal discrimination law, the Fair Labor Standards Act, the California Fair Employment and Housing Act and any other federal and/or state employment laws.  Such claims being released include, by way of example and not limitation, any claim of race, gender, sexual orientation, age, national origin, disability, marital status and/or religious discrimination, any claim for breach of contract, and/or claim for wrongful discharge.  Associate further agrees that if any Equal Employment Opportunity Commission and/or California Department of Fair Employment and Housing claim is prosecuted in Associate’s name before any court or administrative agency, Associate waives and agrees not to take any award of money or other damages from such suit.  In addition, as a further condition to IMI’s obligations pursuant to paragraphs 2, 3, 4, 6, 7 and 8, Associate agrees to execute and deliver to IMI the Release and Waiver attached hereto as Exhibit “C” on March 7, 2008.

14.	Waiver. Associate hereby expressly waives and relinquishes all rights and benefits under Section 1542 of the California Civil Code which provides:

“Section 1542. General Release--Claim extinguished.  A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor..”

Associate understands and acknowledges that the significance and consequence of this waiver of Section 1542 of the Civil Code is that even if the Associate should eventually suffer additional damages arising out of Associate’s employment relationship with IMI, or Associate’s resignation, Associate will not be permitted to make any claim for those damages.  Furthermore, Associate acknowledges that Associate intends these consequences even as to claims for injuries and/or damages that may exist as of the Effective Date but which the Associate does not know exist, and which, if known, would materially affect the Associate’s decision to execute this Agreement.

15.	Sole Remedy. Associate agrees that, in the event IMI breaches any provision of this Agreement, Associate’s sole remedy for such breach shall be enforcement of the terms of this Agreement.

16.
Right to Revoke.  Associate acknowledges that Associate has the right to seek legal counsel, and was advised to seek such counsel, before entering into this Agreement.  Associate shall have twenty-one (21) days in which to execute and return this Agreement to IMI.  Associate further understands Associate has the right to revoke this Agreement at any time within seven (7) days of execution of this Agreement by written notice sent by certified mail and received by IMI prior to expiration of the seventh day, whereupon this Agreement shall be null and void as of its inception.  In the event that Associate does not execute and return this Agreement within such twenty-one (21) day period, the offer contained in this Agreement shall be revoked and IMI shall not be bound by any terms or conditions contained herein.  If this Agreement is revoked by Associate, IMI shall have no obligation to make the payments described in Paragraphs 2, 3, 5, 6, 7 and 8; and in the event Associate revokes this Agreement after IMI has paid all or any portion of the sum described in Paragraphs 2, 3, 5, 6, 7 and 8, Associate shall immediately return the total amount of said sum in full to IMI.

17.
Attorneys’ Fees.  In the event there is any dispute concerning the terms of this Agreement or the performance of either party hereto pursuant to the terms of this Agreement, and either party hereto retains counsel for the purpose of enforcing any of the provisions of this Agreement or asserting the terms of this Agreement in defense of any suit filed against said party, the prevailing party in such a dispute shall be entitled to recover, in addition to any other remedy to which such party may be entitled to recover, all of its reasonable costs and reasonable attorney’s fees incurred in connection with the dispute irrespective of whether or not a lawsuit is actually commenced or prosecuted to conclusion.  Associate’s right of reimbursement hereunder shall continue for the life of Associate.

18.
Definition of Affiliate.  An "affiliate" of IMI for purposes of this Agreement shall include any corporation or business entity in which IMI owns, directly or indirectly, at least 15% of the outstanding equity interest.

19.
Enforceability.  If any provision of this Agreement shall be held invalid or unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect.  If any provision is held invalid or unenforceable with respect to a particular circumstance, it shall nevertheless remain in full force and effect in all other circumstances.

20.
Notices.  Any notices, requests, demands and other communications required or permitted to be given or made hereunder shall be in writing and shall be deemed to have been duly given (a) on the date delivered if personally delivered, (b) on the third day after deposit in the U.S. mail or with a reputable air courier service, properly addressed with postage or charges prepaid, or (c) on the date transmitted by telefax if the sender receives electronic confirmation of receipt of such telefax, to the address or telefax number of IMI or Associate, as the case may be, set forth on the signature page.

21.
Governing Law/Venue.  This Agreement shall be governed by California law and applicable Federal law, without regard to the choice or conflict of law provisions thereof.  The venue for any lawsuit arising as a result of this Agreement shall be Santa Ana, California.

22.
No Admission.  Associate understands and agrees that the making of the promises contained in this Agreement is in no way an admission that IMI violated any Federal or state laws or regulations, or violated any other obligation it has or may have had to Associate.  Rather, IMI is making these promises solely in exchange for Associate’s promises to IMI.

23.	Paragraph Titles. The paragraph titles used in this Agreement are for convenience only and do not define or limit the contents of any paragraph.

24.	Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, the heirs of Associate and the successors and assigns of Ingram.

25.
Entire Agreement.  This instrument contains and accurately recites the complete and any and all prior agreements or understandings, if any, among the parties.  This Agreement may not be modified except in writing signed by the parties.

Delivered to Associate by IMI on _______________, and executed by Associate on the date set below.  Please return the signed Agreement to Larry Boyd.

"Associate"

Date:	November 13, 2007	/s/ Henry T. Koppen
Henri T. Koppen

		Address:	Rue Nisard 9
1170 Brussels, Belgium
		Telephone:	322579617

"IMI"

INGRAM MICRO INC.
a Delaware Corporation

Date:	November 13, 2007	/s/ Gregory M.E. Spierkel
Gregory M. E. Spierkel
Chief Executive Officer

Ingram Micro Inc.
1600 E. St. Andrew Place
Santa Ana, CA 92705
Tel: (714) 566-1000 Fax: (714) 566-9324

EXHIBIT “A”

AMENDMENT TO
INGRAM MICRO INC.
2001 EXECUTIVE RETENTION PLAN

This Amendment, dated effective as of November 6, 2007, amends the Ingram Micro Inc. 2001 Executive Retention Plan (the “Plan”).

This Amendment is made in accordance with Internal Revenue Service Notice 2005-1, Q/A-19(c), as extended by Internal Revenue Service Notices 2006-79 and 2007-86 (collectively, the “Notices”), and shall be interpreted to comply with the transitional relief provided in the above-mentioned Notices.

1.  Section 5(c) of the Plan is amended and restated in its entirety to provide as follows:

“(c)           Payment of Awards.  Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with procedures established by the Committee, on a deferred basis, all as determined by the Committee.  The payment of all awards which are not fully vested as of December 31, 2004, or which are fully vested as of such date but which are materially modified after such date shall be consistent with Internal Revenue Code 409A and all guidance thereunder, including but not limited to Internal Revenue Service Notice 2005-1, Q/A-19(c), as extended by Internal Revenue Service Notices 2006-79 and 2007-86, and the Final Regulations under Internal Revenue Code Section 409A.  As provided in Internal Revenue Service Notice 2005-1, notwithstanding any other provision of this Plan, the time and form of payment of any award which is not fully vested as of December 31, 2004, or which is materially modified thereafter and which has not been paid as of January 1, 2006, may be amended or changed at any time on or before December 31, 2006, provided that any such change or amendment shall only be effective with respect to amounts that would not otherwise be payable in 2006 and may not cause an amount to be paid in 2006 that would not otherwise be payable in 2006.  Further, as provided in Internal Revenue Service Notices 2006-79, notwithstanding any other provision of this Plan, the time and form of payment of any award which is not fully vested as of December 31, 2004, or which is materially modified thereafter and which has not been paid as of January 1, 2007, may be amended or changed at any time on or before December 31, 2007, provided that any such change or amendment shall only be effective with respect to amounts that would not otherwise be payable in 2007 or earlier and may not cause an amount to be paid in 2007 or earlier that would not otherwise be payable in 2007 or earlier.  Further, as provided in Internal Revenue Service Notices 2007-86, notwithstanding any other provision of this Plan, the time and form of payment of any award which is not fully vested as of December 31, 2004, or which is materially modified thereafter and which has not been paid as of January 1, 2008, may be amended or changed at any time on or before December 31, 2008, provided that any such change or amendment shall only be effective with respect to amounts that would not otherwise be payable in 2008 or earlier and may not cause an amount to be paid in 2008 or earlier that would not otherwise be payable in 2008 or earlier.”

2.  Except as set forth herein, the Plan shall remain in full force and effect.

INGRAM MICRO INC.

By:	/s/ Gregory M.E. Spierkel
Title:	CEO
Date:	November 6, 2007

EXHIBIT “B”

AMENDMENT TO
2001 EXECUTIVE RETENTION PLAN
AWARD PAYMENT DEFERRAL CONFIRMATION
Henri T. Koppen

This Amendment, dated effective as of November 6, 2007, amends the 2001 Executive Retention Plan Award Payment Deferral Confirmation (the “Confirmation”) between INGRAM MICRO INC. (the “Company”) and HENRI T. KOPPEN (“Executive”), dated effective as of December 30, 2005.

This Amendment is made in accordance with Internal Revenue Service Notice 2005-1, Q/A-19(c), as extended by Internal Revenue Service Notices 2006-79 and 2007-86 (collectively, the “Notices”), and shall be interpreted to comply with the transitional relief provided in the abovementioned Notices.

1.  Section 1 of the Confirmation is amended by adding the following:

“The Retention Plan has been amended on November 6, 2007, to provide that the time and form of the payment of the Deferred Award may be amended or changed, subject to certain limitations set forth in the Amended Plan.  Pursuant to the amended Retention Plan, the Committee and Executive have determined that the Deferred Award should be paid as provided in Section 3 hereof.”

2.  Section 3 of the Confirmation is amended and restated in its entirety as follows:

“3.     Payment of Deferred Award.  Subject to Section 4 hereof, the Deferred Award and Earnings thereon shall be paid to Executive in a lump sum within 5 business days after January 18, 2008, unless Executive incurs a “separation from service” (within the meaning of Treasury Regulation Section 1.409A-1(h)) with the Company on or before December 31, 2007.  If Executive incurs a “separation from service” (within the meaning of Treasury Regulation Section 1.409A-1(h)) with the Company on or before December 31, 2007, the Deferred Award and Earnings thereon shall be paid to Executive in a lump sum 6 months after the date on which such “separation from service” occurs.  The Company shall withhold from such payment all federal, state, city or other taxes as are legally required to be withheld.  All conditions of the Award under the Retention Plan, including Section 6 (b) “Tax Reporting and Payment Liability” and Section 6(c) “Data Privacy Consent” remain effective.  The payment of the Deferred Award and Earnings thereon shall be consistent with Internal Revenue Code Section 409A and all guidance thereunder, as modified by the transitional relief provided in Internal Revenue Service Notice 2005-1, Q/A-19(c), and extended in Internal Revenue Service Notices 2006-79 and 2007-86.”

3.  Except as set forth herein, the Confirmation shall remain in full force and effect.

INGRAM MICRO INC.

/s/ Gregory M. E. Spierkel
By:	Gregory M. E. Spierkel
Title:	CEO	Date: November 13, 2007

Acknowledged and Agreed to by Executive:

/s/ Henri T. Koppen		Date: November 13, 2007
Henri T. Koppen

EXHIBIT “C”

RELEASE AND WAIVER

The undersigned, Henri T. Koppen (“Associate”), in consideration of the benefits to be received from Ingram Micro Inc., a Delaware corporation(“IMI”), pursuant to the terms of that certain Retirement Agreement, by and between Associate and IMI, dated as of November 8, 2007 (“Retirement Agreement”), on and after the Effective Date (as that term, and all other capitalized terms used herein that are not defined herein, is defined in the Retirement Agreement), does hereby covenant and agree with IMI as follows:

1.           Release.  As of the date of this Release and Waiver, Associate hereby fully, finally and irrevocably discharges IMI and each of its affiliates, and each present, former and future director, officer and employee of IMI and its affiliates and any parent, subsidiary, affiliate or shareholder thereof (the “IMI Released Parties”) from all manner of claims, actions, causes of action or suits, in law or in equity, which Associate has or may have, known or unknown, against the IMI Released Parties, or any of them that exist as of the Effective Date, by reason of any matter, cause or thing whatsoever, including any action arising from or during Associate’s employment with IMI and any of its affiliates, resulting from or relating to Associate’s employment or the termination thereof, or relating to Associate’s status as an officer, director, employee or participant in any employee benefit plan of IMI or any of its affiliates, excluding any stock option plan and/or LTIP Program, provided, however, that the foregoing:

(a)
is not intended to be, and shall not constitute, a release of any right of Associate to obtain indemnification and reimbursement of expenses from IMI Released Parties or any of its affiliates with respect to claims based upon or arising from alleged or actual acts or omissions of Associate as an officer, director or employee of IMI Released Parties or any of its affiliates to the fullest extent provided by law or in any applicable certificate of incorporation, by law or contract, and

(b)
shall not release IMI Released Parties from any obligations under the Retirement Agreement or their liability for violations of the Retirement Agreement or IMI’s payment of any compensation accrued by Associate and not paid by IMI through the Effective Date.

From and after the date hereof, Associate agrees and covenants not to sue, or threaten suit against, or make any claim against, any of the IMI Released Parties for or alleging any of the claims, actions, causes of action or suits described above.  Associate acknowledges that this release includes, but is not limited to, all claims arising under federal, state, local or foreign laws prohibiting employer discrimination and all claims growing out of any legal restrictions on the rights of IMI or any of its affiliates to terminate its employees.  Associate also specifically waives and releases all claims of employment discrimination and all rights available to Associate under the Age Discrimination in Employment Act (ADEA), as amended, Title VII of the Civil Rights Act of 1964, as amended, or any other Federal discrimination law, the Fair Labor Standards Act, the California Fair Employment and Housing Act, and any other federal and/or state employment laws.  Such claims being released include, by way of example and not limitation, any claim of race, gender, sexual orientation, age, national origin, disability, marital status and/or religious discrimination, any claim for breach of contract, and/or claim for wrongful discharge.  Associate further agrees that if any Equal Employment Opportunity Commission and/or California Department of Fair Employment and Housing claim is prosecuted in Associate’s name before any court or administrative agency, Associate waives and agrees not to take any award of money or other damages from such suit.

2.           Waiver.  Associate hereby expressly waives and relinquishes all rights and benefits under Section 1542 of the California Civil Code which provides:

“Section 1542. General Release--Claim extinguished.  A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor..”

Associate understands and acknowledges that the significance and consequence of this waiver of Section 1542 of the Civil Code is that even if the Associate should eventually suffer additional damages arising out of Associate’s employment relationship with IMI, or Associate’s resignation, Associate will not be permitted to make any claim for those damages.  Furthermore, Associate acknowledges that Associate intends these consequences even as to claims for injuries and/or damages that may exist as of the Effective Date but which the Associate does not know exist, and which, if known, would materially affect the Associate’s decision to execute the Separation Agreement.

3.           Affiliate Defined.  An "affiliate" of IMI for purposes of this Release and Waiver shall include any corporation or business entity in which IMI owns, directly or indirectly, at least 15% of the outstanding equity interest.

4.           Right to Revoke.  Associate acknowledges that Associate has the right to seek legal counsel, and has been advised to seek such counsel, before executing and delivering this Release and Waiver.  Associate further acknowledges Associate has been given more than twenty-one (21) days in which to consider executing and returning this Release and Waiver to IMI.  Associate further understands Associate has the right to revoke this Release and Waiver at any time within seven (7) days of execution of this Release and Waiver, by written notice sent by certified mail and received by IMI prior to expiration of the seventh day.  Associate’s failure to execute and deliver this Release and Waiver to IMI on the Effective Date, or Associate’s revocation of this Release and Waiver as provided herein, shall constitute a breach of the Retirement Agreement, and IMI shall no longer be bound by any terms or conditions of the Retirement Agreement.  In the event of such a breach of the Retirement Agreement by Associate, IMI shall have no obligation to make the payments described in Paragraphs 2, 3, 5, 6, 7 and 8 of the Retirement Agreement; and if IMI has paid all or any portion of the sum described in Paragraphs 2, 3, 5, 6, 7 and 8 of the Retirement Agreement, Associate shall immediately return the total amount of said sum in full to IMI.

IN WITNESS WHEREOF, Associate has signed and delivered to IMI this Release and Waiver this 7th day of March 2008.

“Associate”

 /s/ Henri T. Koppen

Henri T. Koppen

EXHIBIT D

OVEREENKOMST MBT BEEINDIGING VAN DETACHERING NAAR BELGIE

De Heer Henri T. Koppen, Ingram Micro Inc. en Ingram Micro Coordination Center BVBA komen hierbij overeen dat de detachering naar Brussel, België zoals deze een aanvang nam met schrijven van 23 maart 2004 met werderzijdse instemming van alle partijen een einde neemt op 18 januari 2008.

November 13, 2007

/s/ Henri T. Koppen

Henri T. Koppen

Ingram Micro Inc.

/s/ Larry C. Boyd

Larry C. Boyd
by Power of Attorney

Ingram Micro Coordination Center BVBA